EXHIBIT 10.2

First Amendment to Executive Agreement

The Brink’s Company (the “Company”) and                                      (the “Executive”), agree to extend the term of the Executive Agreement dated as of                              , between the Company and the Executive (the “Agreement”) and to amend the heading of such Agreement and the provisions of Sections 2, 12, and 13(b) of the Agreement as follows:

1.	The heading of the Agreement is hereby amended by replacing the name “Pittston” with the name “Brink’s”.

2.	Section 2 of the Agreement is hereby amended and restated as follows:

Employment Period. The Company hereby agrees to continue the Executive in its employ, and the Executive hereby agrees to remain in the employ of the Company subject to the terms and conditions of this Agreement, for the period commencing on the Operative Date and ending on the third anniversary of such date (the “Employment Period”); provided, however, that, effective after the first anniversary of the Operative Date, the Executive shall have the right to terminate his employment for any reason, or for no reason at all, whereupon the Employment Period shall terminate effective as of the date of such termination of employment; and, provided further, that, notwithstanding the foregoing, the Executive’s right to terminate employment for Good Reason pursuant to Section 4 hereunder shall apply at any time during the Employment Period.

3.	Section 12 of the Agreement is hereby amended by replacing the name and address of the Company with the following:

The Brink’s Company

1801 Bayberry Court, Suite 400

P.O. Box 18100

Richmond, VA 23226

Attention of Corporate Secretary

4.	Section 13(b) is hereby amended by replacing the phrase “on the tenth anniversary of the date of this Agreement” with the phrase “on April 23, 2010” and by replacing the phrase “to such tenth anniversary date” with the phrase “to such date”.

The parties expressly agree that the none of the rights or obligations of the Company or the Executive under a Severance Agreement between such parties, dated as of                              , as thereafter and hereafter amended (the “Severance Agreement”), shall be amended or otherwise modified in any way by the execution or implementation of this First Amendment to the Agreement, and that all such rights and obligations shall remain in full force and effect in accordance with the terms of the Severance Agreement.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered as of the ____ day of March, 2007.

THE BRINK’S COMPANY,

by

(Executive)

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